Video River Networks and Lingstar Company Enter Joint Venture Agreement to Create Xian Levs Electric Vehicles and Battery Technology Development Co. Ltd.

TORRANCE, CA / ACCESSWIRE / May 12, 2021 / Video River Networks, Inc. (OTC PINK:NIHK) (the "Company"), an Electric Vehicles and Battery Technology holding company, is pleased to announce that its wholly owned subsidiary, American Electric Vehicles and Battery Technology, Inc. has entered Joint Venture (“JV”) with China’s Lingstar Co., a Chinese Electric Vehicles Company to Create Xian Levs Electric Vehicles and Battery Technology Development Co. Ltd.

New joint venture entity will combine Video River Networks’ rollup integration experience and financial expertise with Lingstar’s EV industry expertise in China to help stakeholders maximize the value of their investments.

Video River Networks, Inc. is an Electric Vehicles and Battery Technology holding company that operates and manages a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics ("EV-AI-ML-R") assets, businesses and operations in North America.

Lingstar Company, a company organized and existing under the laws of the Peoples Republic of China, and engaged in the business of sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles in China.

“XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD” will have an equity/ownership split of 51% Video River Networks, Inc. and 49% Lingstar Co.

Through this Joint Venture, Video River Networks, Inc. would establish an operational base in China to source, design, develop, manufacture high-quality and affordable, high-performance fully electric vehicles, which it intends to distribute in North America.

The joint venture is expected to begin operations before the end of Q2, 2021, subject to regulatory approvals and other customary conditions.

Mr. Frank I Igwealor, President and Chief Executive Officer of the Company, commented, “We expect the JV would provide us industry chain layout to establish a robust risk-adjusted EV and Battery Technology supply-chain and optimal value delivery. We continue to believe that Video River Networks, Inc. is in the right place at the right time through prescient strategic pivot into EV, Ai, Machine-Learning and Robotics and founding a dynamic JV partner like Lingstar.  We expect the JV would provide us industry chain layout to establish a robust risk-adjusted EV and Battery Technology supply-chain and optimal value delivery.  With the support from our dedicated professional team, here in America, JV partners, Lingstar, in China and industry experts, we look forward to performance and maximizing the values for our shareholders.”

However, there is no guarantee that we will be successful in our operating this JV in part, or at all, or that we will commence the purposed business operations as planned, or at all. Shareholders are cautioned not to place undue reliance on this press release.

About Video River Networks, Inc.

Video River Networks, Inc. is an Electric Vehicles and Battery Technology holding company that operates and manages a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics ("EV-AI-ML-R") assets, businesses and operations in North America. The Company's current and target portfolio businesses and assets include operations that design, develop, manufacture and sell high-performance fully electric vehicles and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies.   NIHK's current technology-focused business model is a result of our board resolution on September 15, 2020 to spin-in/off our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company. The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of the words "may," "will," "should," "plans," "expects," "anticipates," "continue," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the Company's ability to successfully execute its expanded business strategy, including by entering into definitive agreements with suppliers, commercial partners and customers; general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technical advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, regulatory requirements and the ability to meet them, government agency rules and changes, and various other factors beyond the Company's control.

CONTACT:

Video River Networks, Inc.

370 Amapola Ave., Suite 200A

Torrance, CA  90501

contact@videorivernetworks.net